Exhibit 10.1

Equity Transfer Agreement

Party A (Transferee): BTC Digital Ltd.

Legal Representative: Siguang Peng

Address: Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY101111, Cayman Islands

Party B (Transferor)

Party B1: Vermilion Bird Holding Group Limited

Legal Representative: Zhijun Liu

Address: Room 2303, Building T1, Fangda Cheng, Nanshan District, Shenzhen

Party B 2: ZX Investment Group Limited

Legal Representative: Yunning Li

Address: Room 2205, Unit 1, Building 1, Zhongtian Weigang, No. 688 Qinglv S. Road, Xiangzhou District, Zhuhai, Guangdong.

Party B 3: Liao Manning

Address: Room 2610A, Building 4, Zhuoyue Shiji Zhongxin, Futian District, Shenzhen

Party B4: Yun Feng Assets Inc.

Legal Representative: Yue Li

Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Met Chain Co., Limited (hereinafter referred to as the “Company”) was incorporated in the Hong Kong Special Administrative Region on January 18, 2022 as a private company limited by shares, with the business scope of researching, developing, manufacturing and selling cryptocurrency mining machines and cryptocurrency industry-related products. Party B holds 75.7% equity of the Company. Party B intends to transfer certain equity of the Company held by Party B to Party A, and Party A agrees to accept the transfer (the “Transfer”). Therefore, in accordance with relevant laws and regulations and as approved by Party A’s board of directors, Party A and Party B hereby reach the following Agreement on the transfer of the Company’s equity:

I. Equity Transfer

1. Party A agrees to accept 5.23% of the Company’s equity held by Party B by means of directional issuance of shares (NASDAQ: BTCT) (“Shares”), and Party B agrees to transfer 5.23% of the Company’s equity. The transferee designated by Party A is Met Chain Investing Holding Company Ltd., which is Party A’s wholly owned subsidiary. Among them, Party B1 agrees to transfer 0.84% of the Company’s equity held, Party B2 agrees to transfer 0.15% of the Company’s equity held, Party B3 agrees to transfer 0.06% of the Company’s equity held, and Party B4 agrees to transfer 4.18% of the Company’s equity held. All parties have no objection to this arrangement.

2. The consideration paid by Party A is equivalent to US$1,050,400 of Shares.

3. The consideration value is calculated as the average share price multiplied by the number of shares issued at the closing price 90 trading days prior to the transfer date.

4. Share ownership information of each party before and after the Transfer.

Name of shareholder	Share Ownership before the Transfer	The equity to be transferred to Party A	Share Ownership after the Transfer
Met Chain Investing Holding Company Ltd.	24.30%	N/A	29.53%
Vermilion Bird Holding Group Limited	30.96%	0.84%	30.12%
ZX Investment Group Limited	5.46%	0.15%	5.31%
Liao Manning	2.28%	0.06%	2.22%
Yun Feng Assets Inc.	37.00%	4.18%	32.82%
Total	100%	5.23%	100%

II. Business Division and Profit and Loss Sharing (including creditor’s rights and debts) before the Transfer:

1. Before this Agreement becomes effective, the parties shall share the profits of the Company and the corresponding risks and loss in the proportion of the shares before the Transfer.

2. After this Agreement takes effect, the parties shall share the profits of the Company and the corresponding risks and losses in proportion to the equity after the Transfer.

3. Party B undertakes to Party A that: the Company does not have any facts related to the Company’s assets or business that may have a material adverse impact on the Company’s assets or business that Party B has not disclosed to Party A;

The Company does not provide guarantee for any person, business or other entity. The Company does not sign any debt paying off agreements or settlement agreements or other arrangements with creditors that may involve the interests of the Company.

If the Company is liable for compensation, payment of liability or similar liability to any third party (including but not limited to natural person, enterprise legal person, administrative authority, etc.) due to any behavior of the Company before the Transfer, such liability shall be fully borne by Party B, and Party A shall be compensated for the losses arising therefrom.

III. Liability for Breach of this Agreement:

Once this Agreement comes into effect, all parties must perform voluntarily. Any party who fails to fully perform its obligations as provided in the Agreement shall be liable for liability arising therefrom in accordance with the law and this Agreement.

If Party B fails to perform the equity transfer obligations or go through relevant procedures as agreed herein, it shall pay Party A penalty equal to 20% of the total transfer price, and continue to perform this Agreement.

IV. Modification or Termination of the Agreement:

Party A and Party B may modify or terminate this Agreement upon mutual agreement through negotiation. If the Agreement is modified or terminated through negotiation, the parties shall sign modification or termination agreement separately.

V. Related expenses:

The relevant expenses incurred in the process of equity transfer (such as evaluation or audit, industrial and commercial change registration, etc.) shall be borne by each party by half.

VI. Dispute Resolution Method:

Any dispute arising out of or in connection with this Agreement shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, both parties agree to submit the dispute to Hong Kong International Arbitration Center for arbitration, which shall be governed by the laws and regulations of Hong Kong Special Administrative Region.

VII. Effective conditions:

This Agreement shall come into force upon being signed and approved by both parties, and both parties agree to go through the equity change procedures within 15 working days.

VIII. This Agreement is made in five copies, with Party A holding one copy and Party B holding four copies.

[Intentionally Left Blank; Signature Page Follows]

Party A – Stamp

Signature of legal representative (authorized person): /s/Siguang Peng

Party B 1(signature, stamping fingerprint): /s/ Zhijun Liu

Party B 2 (signature, stamping fingerprint): /s/ Yunning Li

Party B 3 (signature, stamping fingerprint): /s/ Manning Liao

Party B 4 (Signature, stamping finger mold): /s/ Yue Li

This Agreement is entered into by and between the parties on September 6, 2024 in Nanshan District, Shenzhen.

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